                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   BELDEN INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                         76-0412617
  (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                          Identification No.)

                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
              (Address of Principal Executive Offices and Zip Code)

                  BELDEN INC. NON-EMPLOYEE DIRECTOR STOCK PLAN
                            (Full Title of the Plan)

                                   ----------

                               KEVIN L. BLOOMFIELD
                                    SECRETARY
                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                     (Name and Address of Agent for Service)

                                 (314) 854-8000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                          DEREGISTRATION OF SECURITIES

         The Registration Statement on Form S-8 (Registration No. 333-11071) (the "Registration Statement") of Belden Inc. (the "Company") pertaining to 20,000 shares of common stock of the Company, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on August 29, 1996.

         Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Company hereby removes from registration any and all shares of common stock of the Company registered under the Registration Statement which have not been issued. The Belden Inc. Non-Employee Director Stock Plan, pursuant to which the shares would have been issued, has been terminated and no additional shares may be issued or sold under such plan.



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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf and on behalf of the other signatories of the Registration Statement pursuant to Rule 478(a)(4) of the Securities Act of 1933, as amended, by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 21, 2003.

                                             BELDEN INC.



                                             By: /s/ Kevin L. Bloomfield
                                                 -------------------------------

                                             Kevin L. Bloomfield
                                             Vice President, Secretary and
                                             General Counsel